Exhibit 99.3

LETTER OF TRANSMITTAL AND FORM OF ELECTION
with respect to shares of common stock of
IRON AND GLASS BANCORP, INC.
in connection with the proposed merger of
Iron and Glass Bancorp, Inc.
with and into
Mailing Address: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645	F.N.B. CORPORATION Stockholder Information 1-800-368-5948	By Hand: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach List if necessary)

(See Instructions)	Certificate	Total Number of Shares
Name(s) and Address of Registered Holder(s)	Number(s)	Represented by Certificate(s)

TOTAL SHARES

☐	Check the box to the left if you have lost any of your certificates and complete Affidavit for Lost Stock Certificate(s) (See Instruction 20)
ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EASTERN TIME ON
JULY 30, 2008
(See Instruction 8)

☐	ALL STOCK ELECTION: Exchange all shares for stock at a rate of five shares of F.N.B. Corporation common stock for each share of Iron and Glass Bancorp, Inc. common stock, plus cash in lieu of any fractional shares.

☐	ALL CASH ELECTION: Exchange all shares of Iron and Glass Bancorp, Inc. common stock for cash at a rate of $75.00 per share.

☐	COMBINATION ELECTION: Exchange shares of Iron and Glass Bancorp, Inc. common stock for stock at a rate of five shares of F.N.B. Corporation common stock for each share of Iron and Glass Bancorp, Inc. common stock and the remainder in cash at a rate of $75.00 per share. (Please write in the blank the number of whole shares you would like to exchange for F.N.B. Corporation common stock.)

☐	Check this box if you wish to participate in the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan.

     This Letter of Transmittal and Form of Election (“Letter of Transmittal”) relates to the proposed merger (the “Merger”) of Iron and Glass Bancorp, Inc. (“IRGB”) with and into F.N.B. Corporation (“F.N.B.”), pursuant to the Agreement and Plan of Merger, dated as of February 14, 2008 between F.N.B. and IRGB (the “Merger Agreement”). This Letter of Transmittal is addressed to holders of IRGB common stock. In order for you, as an IRGB shareholder, to receive the merger consideration (as defined below), you must send (1) this Letter of Transmittal, properly completed, together with (2) the certificates representing shares of IRGB common stock as to which you make an election, plus any other required documents, to Registrar and Transfer Company (the “Exchange Agent”), to be received by the Exchange Agent prior to 5:00 p.m., Eastern Time, on July 30, 2008 (the “election deadline”).
     Each election is subject to the terms, conditions and limitations set forth in (a) the Proxy Statement/Prospectus, dated                     , 2008, relating to the Merger, which has been provided to each holder of IRGB common stock as of the record date, June 6, 2008, (b) the Merger Agreement, attached as Appendix A to the Proxy Statement/Prospectus, and (c) these instructions, each of which you are urged to read. These three documents qualify the following summary in its entirety.
     For your shares of IRGB common stock, you are entitled to elect to receive as merger consideration: (1) five shares of F.N.B. common stock for each whole share of IRGB common stock (an “all stock election”), (2) cash in the amount of $75.00 per share of IRGB common stock (an “all cash election”) or (3) a combination of shares of F.N.B. common stock (at the exchange ratio of five whole shares of F.N.B. common stock for each share of IRGB common stock) and cash (at the rate of $75.00 for each share of IRGB common stock) (a “combination election”). If you do not make an election, or if you fail to follow these instructions, your shares of IRGB common stock will be deemed “undesignated shares,” meaning that you will be deemed to have made an all cash election unless there is an oversubscription of the cash consideration, in which case you will be deemed to have made an all stock election. The F.N.B. common stock and/or cash into which shares of IRGB common stock are converted in the Merger is referred to herein as the “merger consideration.” For purposes of this Letter of Transmittal, an “election” means either an all stock election, an all cash election or a combination election.
     Fractional Shares. No fractional shares of F.N.B. common stock will be issued to you upon completion of the merger. For each fractional share of F.N.B. common stock that you are entitled to receive, if any, F.N.B. will pay cash in an amount, rounded to the nearest cent, equal to the product of the fractional share held by you multiplied by the average closing price of F.N.B. common stock for the 20 consecutive trading-day period ending on and including the fifth such trading day prior to the Effective Date. No interest will be paid or accrued on cash payable in lieu of fractional shares of F.N.B. common stock nor will any holder of fractional shares be entitled to dividends or other rights in respect of such fractional shares.

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     Enrollment in the F.N.B. Dividend Reinvestment and Direct Stock Purchase Plan (“DRSP Plan”). A prospectus relating to the DRSP Plan is enclosed with this Letter of Transmittal. If you want to enroll in the DRSP Plan, you must check the corresponding box above.
     Dissenting Shares. If you perfect dissenters rights under the Pennsylvania Business Corporation Law of 1988 (“PBCL”), and you are therefore entitled to receive the appraised fair value of your shares as provided for under the PBCL, you will not be entitled to receive the merger consideration, unless and until you have withdrawn or lost your dissenters rights.
     Election Examples. Assuming you hold 100 shares of IRGB common stock, if you make:
•	an all stock election, you will receive 500 shares of F.N.B. common stock;

•	an all cash election, you will receive $7,500 in cash; or

•	a combination election, you will receive:
•	assuming an election of 75% cash and 25% stock, approximately $5,625 in cash and 125 shares of F.N.B. common stock (and payment for any fractional share);

•	assuming an election of 50% cash and 50% stock, approximately $3,750 in cash and 250 shares of F.N.B. common stock (and payment for any fractional share);

•	assuming an election of 75% stock and 25% cash, approximately $1,875 in cash and 375 shares of F.N.B. common stock (and payment for any fractional share).
     Oversubscription of the Stock Consideration. If the aggregate number of shares of F.N.B. common stock that would be issued in the Merger exceeds, and is not approximately equal to, 3,070,856, subject to adjustment pursuant to the Merger Agreement, F.N.B. may, in its sole discretion, issue such number of its shares of common stock even though more than 3,070,856 shares of its common stock would be issued. However, F.N.B. also has the right not to issue more than 3,070,856 shares of its common stock. If F.N.B. chooses not to issue more than 3,070,856 shares of its common stock, then:
•	if you made an all cash election, you will receive $75.00 in cash for each share of IRGB common stock you hold;

•	if you hold undesignated shares, you will be deemed to have made an all cash election and you will receive $75.00 in cash for each share of IRGB common stock you hold;

•	if you made an all stock election or a combination election, you will receive the following for the shares of IRGB common stock you hold for which you elected to receive F.N.B. common stock:

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•	a number of shares of F.N.B. common stock equal to the product of: (i) five multiplied by (ii) the number of shares of IRGB common stock as to which you made an all stock election or a combination election to the extent you elected to receive F.N.B. common stock multiplied by (iii) the stock proration factor; and

•	cash in an amount equal to the product of: (i) $75.00 multiplied by (ii) the number of shares of IRGB common stock with respect to which you made an all stock election or a combination election to the extent you elected to receive F.N.B. common stock multiplied by (iii) one minus the stock proration factor; and
•	if you made a combination election, you will receive $75.00 in cash for each of the shares of IRGB common stock you hold for which you did not elect to receive F.N.B. common stock.
     The stock proration factor will be calculated by dividing (i) 3,070,856 by (ii) the product of five and the sum of the number of shares of IRGB common stock with respect to which all stock elections were made and the number of shares of IRGB common stock for which F.N.B. common stock was elected in connection with combination elections.
     Oversubscription of the Cash Consideration. If the aggregate number of shares of F.N.B. common stock that would be issued in the Merger is less than, and is not approximately equal to, 3,070,856, subject to adjustment pursuant to the Merger Agreement, then:
•	if you made an all stock election, you will receive five shares of F.N.B. common stock for each share of IRGB common stock you hold;

•	if you made a combination election, you will receive five shares of F.N.B. common stock for each share of IRGB common stock you hold for which you elected to receive F.N.B. common stock;

•	the Exchange Agent will then select by pro rata allocation according to the number of shares of IRGB common stock held by the holders of the undesignated shares, other than shares for which dissenters rights have properly been perfected under the PBCL, a sufficient number of shares such that the aggregate number of shares of F.N.B. common stock that would be issued in the Merger equals as closely as possible 3,070,856, subject to adjustment pursuant to the Merger Agreement;

•	if the sum of the undesignated shares plus the shares of IRGB common stock as to which all stock elections were made plus the number of shares of IRGB common stock for which F.N.B. common stock was elected in connection with combination elections multiplied by five is less than, and not approximately equal to, 3,070,856 shares of F.N.B. common stock, then if you made an all cash

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election or a combination election, you will receive the following for each share of IRGB common stock you hold for which you elected to receive cash:
•	cash in an amount equal to the product of: (i) $75.00 multiplied by (ii) the sum of the number of shares of IRGB common stock with respect to which you made an all cash election or a combination election to the extent you elected to receive cash multiplied by (iii) one minus the cash proration factor; and

•	the number of shares of F.N.B. common stock equal to the product of: (i) five multiplied by (ii) the sum of the number of shares of IRGB common stock with respect to which you made an all cash election or a combination election to the extent you elected to receive cash multiplied by (iii) the cash proration factor.
     The cash proration factor will be calculated by dividing (i) the amount that is the difference between (x) the number obtained by dividing 3,070,856 by five, or 614,171 and (y) the sum of the number of shares of IRGB common stock with respect to which all stock elections were made, the number of shares of IRGB common stock for which F.N.B. common stock was elected in connection with combination elections and the number of undesignated shares selected in accordance with the foregoing provisions by (ii) the sum of the number of shares of IRGB common stock with respect to which all cash elections were made and the number of shares of IRGB common stock for which cash was elected in connection with combination elections.
     No later than five business days prior to the effective time of the Merger, F.N.B. will cause the Exchange Agent to compute the allocation described above. The pro rata allocation process to be used by the Exchange Agent will consist of such procedures as F.N.B. and IRGB mutually determine.
     As a result of the potential for oversubscription of cash or stock, there can be no assurance that you will receive the precise proportion of F.N.B. common stock and/or cash you elect as your preference.
     Because the U.S. federal income tax consequences of receiving cash, F.N.B. common stock or both cash and F.N.B. common stock will differ, you are urged to read carefully the information set forth under the section “Material U.S. Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus and to consult your tax advisor for a full understanding of the tax consequences of the Merger to you. In addition, because the value of five shares of F.N.B. common stock can fluctuate during the election period, the economic value per share received by IRGB shareholders who receive F.N.B. common stock may, as of the date of receipt by them, be more or less than the $75.00 in cash received by IRGB shareholders who received cash consideration.

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     All questions as to the validity, form and eligibility of any election and delivery and/or surrender of certificates and shares of IRGB common stock hereunder shall be reasonably determined by the Exchange Agent, and such determination shall be final and binding.
     This Letter of Transmittal, completed, signed and accompanied by all other required documents, should be returned to the Exchange Agent in the accompanying envelope. Unless you intend to exercise your dissenters rights, you should complete and return this Letter of Transmittal and the other required documents prior to the election deadline whether you intend to vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the merger proposal. If the Merger Agreement is terminated for any reason, including for failure to obtain the approval of IRGB shareholders, your certificates will be returned to you. However, if the Merger Agreement and Merger are approved by IRGB shareholders and the Merger is consummated, you will not have another opportunity to make an election as to the form of merger consideration you prefer to receive.
     Note: By signing in the following signature box(es), you represent that F.N.B.’s acceptance of IRGB common stock delivered pursuant to this Letter of Transmittal will constitute a binding agreement between F.N.B. and you upon the terms and subject to the conditions listed in this Letter of Transmittal. Moreover, you represent that you have the authority to complete and return this Letter of Transmittal and to surrender the certificate(s) surrendered herewith, free and clear of any liens, claims, charges or encumbrances whatsoever. Upon request, you shall execute and deliver all additional documents deemed by the Exchange Agent or F.N.B. to be necessary or desirable to complete the sale, assignment, transfer, cancellation and retirement of the shares of IRGB common stock delivered herewith. Please make sure that you have read and understood this Letter of Transmittal in its entirety before signing. If you have any questions regarding this exchange, please call Registrar and Transfer Company toll-free at 1-800-368-5948.

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SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate and/or check are to be issued in a name which differs from the name on the surrendered certificate(s). Stock must be properly assigned and signatures guaranteed. (See Instructions 3 & 4)	Complete ONLY if the new certificate and/or check are to be mailed to an address other than the address reflected above. (See Instructions 3 & 4)

Name:

Issue and mail the stock certificate and/or check to:	(Please Print First, Middle & Last Name)
Address:

Name:

(Please Print First, Middle & Last Name)

(including Zip Code)

Address:

Social Security or

Taxpayer ID Number

(including Zip Code)
Very truly yours,
Social Security or
Taxpayer ID Number

Dated	Signature(s) of registered holder(s) exactly as name appears on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate and document(s) transmitted herewith.

IMPORTANT — THE FOLLOWING BOX ENTITLED “SIGNATURE(S) REQUIRED” MUST BE SIGNED
AND DATED AND THE SUBSTITUTE
FORM W-9 MUST BE COMPLETED WITH THE SIGNATURE AND TAX ID NUMBER

SIGNATURE(S) REQUIRED	SIGNATURE(S) GUARANTEED REQUIRED
(See Instruction 4)

Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity or other person, please set forth title. (See Instruction 3)
Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“Stamp”), Stock Exchange Medallion Program (“Semp”) or New York Stock Exchange Medallion Signature Program (“MS”), each an approved Securities Transfer Agents’ Medallion Program member (an “Eligible Institution”), the above signature(s) must be guaranteed by an Eligible Institution.

Registered Holder Signature

Registered Holder Signature

Title, if any

Phone Date

Affidavit for Lost Stock Certificates
(See Instruction 20)

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)
     The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.
     In requesting the replacement of this certificate(s), I hereby agree that (i) If these certificate(s) are subsequently located, they will be tendered for cancellation and (ii) I indemnify, protect and hold harmless F.N.B. Corporation, Seaboard Surety Company and Registrar and Transfer Company, and any other party, from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident or other obligation on the part of or by any officer or employee of the parties.
     I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (Minimum $25.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime. If my bond premium exceeds $1,500 I will contact Registrar and Transfer Company, 1-800-368-5948.

Sign Here:

Co-Owner, if any:	Date: , 20___

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Substitute Form W-9
(See Instruction 19)

PAYER’S NAME: F.N.B. CORPORATION

SUBSTITUTE Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification Please fill in your name and address below.	Part 1 — Taxpayer Identification Number (TIN) — Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions in the Guidelines. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN in the Guidelines.	¦ ¦ Social Security Number(s) OR ¦ Employer Identification Number(s)
Name (as shown on your income tax return)	Note. If the account is in more than one name, see the chart in the Guidelines for guidelines on whose number to enter.

Part 2 — Certification —Under penalties of perjury, I certify that:

Business name, if different from above

Check appropriate box:
☐ Individual/Sole proprietor     ☐ Corporation
☐ Partnership           ☐ Other
                                        (see instructions)

☐ Limited liability company

  Enter the tax classification
  (D=disregarded entity, C=corporation
   P=partnership)
☐ Exempt payee	(1) The number shown on the form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. citizen or other U.S. person (defined below).

Certificate Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.
Address (number, street, and apt. or suite no.)

City, State and ZIP Code	Sign Here
Signature of U.S. Person_____ DATE , 20____
List account number(s) here (optional)
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION 19 FOR ADDITIONAL INFORMATION.

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INSTRUCTIONS
ACCOMPANYING
LETTER OF TRANSMITTAL AND FORM OF ELECTION
WITH RESPECT TO SHARES OF COMMON STOCK
OF
IRON AND GLASS BANCORP, INC.
IN CONNECTION WITH THE PROPOSED MERGER OF
IRON AND GLASS BANCORP, INC.
WITH AND INTO
F.N.B. CORPORATION
     All capitalized terms used but not otherwise defined in these Instructions shall have the respective meanings ascribed to such terms in the Letter of Transmittal. These Instructions govern the Letter of Transmittal and should be read carefully before making an election.
     1. Delivery of Letter of Transmittal and Certificates. Certificates evidencing all delivered shares of IRGB common stock (or a Notice of Guaranteed Delivery form as provided for in these Instructions), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth in the Letter of Transmittal prior to the election deadline. If certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.
     Holders of IRGB common stock who are nominees only may submit a separate Letter of Transmittal for each beneficial owner for whom such holder is a nominee; provided, however, that at the request of the Exchange Agent, such holder shall certify to the satisfaction of the Exchange Agent that such holder holds such shares of IRGB common stock as nominee for the beneficial owner thereof. Each beneficial owner for whom a Letter of Transmittal is submitted by the record holder will be treated as a separate holder of IRGB common stock.
     The shares of IRGB common stock for which properly completed Letters of Transmittal and all required documents are not received prior to the election deadline will be treated as undesignated shares.
     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THE RISK OF LOSS OF SUCH CERTIFICATES SHALL PASS ONLY AFTER THE EXCHANGE AGENT HAS ACTUALLY RECEIVED THE CERTIFICATES. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH

RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
     2. Guarantee of Delivery. IRGB shareholders whose certificates are not immediately available and who cannot deliver their certificates and all other required documents to the Exchange Agent prior to the election deadline may deliver their shares of IRGB common stock pursuant to the guaranteed delivery procedure contained herein. Pursuant to such procedure: (1) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and a Notice of Guaranteed Delivery form properly completed and duly executed, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent prior to the election deadline; and (2) the certificates, in proper form for transfer, must be received by the Exchange Agent within three business days after the election deadline. No change in an IRGB shareholder’s election may be made pursuant to the Letter of Transmittal delivering certificates or shares of IRGB common stock previously covered by a guarantee of delivery. If the guarantor fails to deliver the certificates in accordance with the guaranteed delivery procedures contained herein, without limitation of any other recourse, any purported election with respect to shares of IRGB common stock subject to such guarantee will be void and such IRGB shares shall be deemed undesignated in accordance with the Merger Agreement.
     3. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If a Letter of Transmittal is signed by the record holder(s) of the shares of IRGB common stock delivered with such Letter of Transmittal, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing such shares of IRGB common stock without alteration, enlargement or any other change whatsoever.
     If any share of IRGB common stock delivered herewith is owned of record by two or more persons, all such persons must sign a Letter of Transmittal. If any of the shares of IRGB common stock delivered with a Letter of Transmittal are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such shares of IRGB common stock.
     If a Letter of Transmittal is signed by the record holder(s) of the shares of IRGB common stock delivered with such Letter of Transmittal, no endorsements of certificates or separate stock powers are required, unless checks or certificates evidencing shares of F.N.B. common stock are to be payable to the order of, or registered in the name of, a person other than the record holder(s), in which case the certificates delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on such certificates. If checks or certificates evidencing shares of F.N.B. common stock are to be mailed to an address other than the address shown on the Letter of Transmittal in the box entitled “Description of Certificates Surrendered,” the box entitled “Special Delivery Instructions” on such Letter of Transmittal must be completed. Signatures on such certificates and stock powers must be guaranteed by an eligible institution (as defined below).

     If a Letter of Transmittal is signed by a person other than the record holder(s) of the shares of IRGB common stock delivered with such Letter of Transmittal, then the certificates evidencing the shares of IRGB common stock delivered with such Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on such certificates. Signatures on such certificates and stock powers must be guaranteed by an eligible institution.
     If a Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person or entity acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to F.N.B. of such person’s authority to so act must be submitted.
     4. Guarantee of Signatures. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent’s Medallion Program (each, an “eligible institution”). No signature guarantee is required on a Letter of Transmittal if such Letter of Transmittal is signed by the record holder(s) of shares of IRGB common stock delivered with such Letter of Transmittal, unless such holder(s) has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal. If a certificate is registered in the name of a person other than the signer of a Letter of Transmittal, or if checks or certificates evidencing shares of F.N.B. common stock are to be payable to the order of or registered in the name of a person other than the record holder(s), then the certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on the certificate, with the signature(s) on such certificate or stock powers guaranteed as described above.
     5. Determination of Proper Election. The Exchange Agent will have the reasonable discretion to determine whether a Letter of Transmittal has been properly or timely completed, signed and submitted, modified or revoked, and to disregard immaterial defects in Letters of Transmittal. The decision of the Exchange Agent in such matters and any decision of F.N.B. or IRGB required by the Exchange Agent and made in good faith shall be conclusive and binding. Reasonable efforts shall be made to notify any person of any defect in a Letter of Transmittal submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of IRGB common stock. No alternative, conditional or contingent elections will be accepted. If the Exchange Agent shall reasonably determine that any purported all stock election, all cash election or combination election was not properly made, such purported all stock election, all cash election or combination election shall be deemed to be of no force and effect and the shareholder making such purported all stock election, all cash election or combination election shall, for purposes hereof, be deemed to have not made an election, and such shares of IRGB common stock shall be deemed undesignated shares.

     6. Termination of Merger Agreement. All elections will be revoked automatically if the Exchange Agent is notified in writing by F.N.B. or IRGB that the Merger Agreement has been terminated, and certificates will be promptly returned to the persons who have submitted them. Shares of IRGB common stock represented by certificates will be returned to IRGB shareholders by registered mail (with attendant delay).
     7. Dissenters Rights. Holders of IRGB common stock who wish to exercise their dissenters rights should not complete this Letter of Transmittal. F.N.B. will regard any record holder of IRGB common stock who delivers a written demand for his or her dissenters rights and who delivers a Letter of Transmittal to the Exchange Agent as having withdrawn such demand for his or her dissenters rights. For more information, see the discussion in the Proxy Statement/Prospectus set forth under “The Merger — Dissenters Rights of Dissenting Shareholders.”
     A more complete description of the election and proration procedures is set forth in Article II of the Merger Agreement. All elections are subject to compliance with the election procedures provided for in the Merger Agreement. In connection with making any election, an IRGB shareholder should carefully read, among other items, the description and statement of the information contained in the Proxy Statement/Prospectus under “Material U.S. Federal Income Tax Consequences of the Merger.” Each IRGB shareholder should consult his or her own tax advisor as to the specific tax consequences of the election and the Merger to such shareholder.
     8. Elections. By completing a Letter of Transmittal in accordance with these Instructions, an IRGB shareholder will be permitted to make an election under the section entitled “Election Options” with respect to each share of IRGB common stock held by such holder. In the event that the merger consideration elections by the holders of IRGB common stock would result in F.N.B. being required to issue as merger consideration a number of shares of F.N.B. common stock not approximately equal to 3,070,856, then certain holders of IRGB common stock will receive a prorated number of shares of F.N.B. common stock and a prorated amount of cash such that such proration and allocation would result in F.N.B. issuing approximately 3,070,856 shares of F.N.B. common stock as merger consideration. See the discussion in the Proxy Statement/Prospectus set forth under “The Merger — Allocation of F.N.B. Common Stock and Cash.” If any holder of IRGB common stock makes more than one election for the shares of IRGB common stock covered by such Letter of Transmittal, then such holder’s Letter of Transmittal will be deemed not properly completed and such holder’s shares of IRGB common stock will be deemed undesignated shares. No later than five business days prior to the Effective Time (as defined in the Merger Agreement), the Exchange Agent shall determine the allocation of the cash and F.N.B. common stock portions of the merger consideration and shall notify IRGB of its determination.
     9. Treatment of Non-Electing Shares. Any shares of IRGB common stock (other than dissenting shares) with respect to which the Exchange Agent does not receive an effective, properly completed Letter of Transmittal prior to the election deadline (as defined below) will be deemed to be undesignated shares.

     10. Election Deadline. In order for an election to be effective, the Exchange Agent must receive a properly completed Letter of Transmittal, accompanied by all required documents, no later than 5:00 p.m., Eastern Time, on July 30, 2008, unless extended to a later date by the mutual agreement of F.N.B. and IRGB (the “election deadline”).
     The Letter of Transmittal will be deemed properly completed only if: (1) an election is indicated for each share of IRGB common stock covered by such Letter of Transmittal, (2) it is accompanied by all certificates with respect to such shares (or the Notice of Guaranteed Delivery form properly completed) and (3) it is accompanied by any other documents required by the Exchange Agent or F.N.B.
     11. Changes to Elections. Any holder of IRGB common stock who has made an election may, at any time prior to the election deadline, change his or her election by submitting to the Exchange Agent a properly completed and signed revised Letter of Transmittal and all required additional documents, provided that the Exchange Agent receives such revised Letter of Transmittal and other necessary documents prior to the election deadline, and, provided further, that no change in an IRGB shareholder’s election may be made pursuant to the Letter of Transmittal delivering certificates or shares of IRGB common stock previously covered by a guarantee of delivery. Any holder of IRGB common stock may at any time prior to the election deadline revoke his or her election and withdraw his or her certificates deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the election deadline. If an election is revoked prior to the election deadline, then the related shares of IRGB common stock will automatically become undesignated shares unless and until a new election is properly made on or before the election deadline with respect to such shares of IRGB common stock.
     12. Fractional Shares. No certificates representing fractional shares of F.N.B. common stock shall be issued upon the surrender for exchange of certificates representing IRGB common stock, and such fractional share interests will not entitle the owner thereof to any dividends or any other rights of a shareholder of F.N.B. If an IRGB shareholder would be entitled to a fractional share of F.N.B. common stock, then that shareholder will receive cash (without interest) in an amount equal to such fractional part of a share of F.N.B. common stock multiplied by the average closing price of F.N.B. common stock for the 20 consecutive trading-day period ending on and including the fifth such trading day prior to the Effective Date.
     13. No Liability. None of F.N.B., IRGB or the Exchange Agent will be liable to any holder of IRGB common stock for any shares of F.N.B. common stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
     14. Receipt of Merger Consideration (Timely Election). As soon as practicable after the Effective Time and after the proration and allocation procedures described above are completed, IRGB shareholders who have surrendered their certificates to the Exchange Agent for cancellation, together with a Letter of Transmittal (or, following the election deadline, other appropriate letter of transmittal) duly executed and completed in accordance with these Instructions and such other documents as are required pursuant hereto, shall be entitled to receive in exchange therefor (1) a check in the amount equal to the cash, if any, that such holder has the right to receive (including any cash payable with respect to a fractional share of F.N.B. common stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled) and (2) a certificate or certificates representing that number of whole shares of F.N.B. common stock, if any, that such holder has the right to receive. All cash paid or shares of F.N.B. common stock issued upon conversion of IRGB common stock in accordance with the terms of the Merger Agreement shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to such shares of IRGB common stock.
     15. Receipt of Merger Consideration (Failure to Make Timely Election). Any holder of IRGB common stock who does not submit a Letter of Transmittal prior to the election deadline must nevertheless submit a properly completed Letter of Transmittal and the certificates representing IRGB common stock to the Exchange Agent in order to receive the merger consideration payable in respect of such shares. No dividend or other distribution declared or made with respect to F.N.B. common stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate of IRGB common stock until the holder duly surrenders such certificates. Following the surrender of any such certificates, there will be paid to the holder, without interest (1) the merger consideration for the shares of IRGB common stock represented by such certificates, (2) the amount of any cash payable with respect to a fractional share of F.N.B. common stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of F.N.B. common stock and (3) at the appropriate payment date, the amount of dividends or other distributions with (A) a record date after the Effective Time but prior to surrender and (B) a payment date subsequent to surrender payable with respect to such shares of F.N.B. common stock.
     16. Stock Transfer Taxes. F.N.B. will bear the liability for any state stock transfer taxes applicable to the issuance and delivery of checks and certificates evidencing shares of F.N.B. common stock in connection with the Merger, provided, however, that if any such check or certificate is to be issued in a name other than that in which the certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the record holder or such person) payable on account of the transfer to such person to the Exchange Agent, or satisfactory evidence of the payment of such taxes or exemption therefrom shall be submitted to the Exchange Agent before any such check or certificate is issued. Except as provided in this Instruction, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the shares of IRGB common stock delivered herewith.
     17. Withholding. Following the Merger, F.N.B. (or the Exchange Agent on behalf of F.N.B.) shall be entitled to deduct and withhold from the merger consideration such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by F.N.B. (or the Exchange Agent on behalf of F.N.B.), following the Merger, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of IRGB common stock in respect of which such deduction and withholding was made by F.N.B.
     18. Requests for Additional Copies. Additional copies of the Proxy Statement/Prospectus, the Letter of Transmittal and these Instructions may be obtained by contacting Registrar and Transfer Company at 1-800-368-5948.
     19. Substitute Form W-9. Under the U.S. federal income tax law, a shareholder who delivers shares of IRGB common stock is required by law to provide the Exchange Agent (as payer) with such shareholder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 included as a part of the Letter of Transmittal. If such shareholder is an individual, the TIN is such shareholder’s social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”). In addition, any cash payments that are made to such shareholder with respect to shares of IRGB common stock converted in the Merger may be subject to backup withholding at the applicable withholding rate. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements can be obtained from the Exchange Agent. For additional instructions, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are attached to these Instructions. If backup withholding applies with respect to a shareholder, the Exchange Agent is required to withhold the applicable withholding rate of any cash payments made to such shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
     To prevent backup withholding on any cash payments that are made to a shareholder with respect to shares of IRGB common stock delivered with a Letter of Transmittal, the shareholder is required to notify the Exchange Agent of such shareholder’s correct TIN by completing the Substitute Form W-9 included as part of the Letter of Transmittal certifying (1) that the TIN provided on Substitute Form W-9 is correct, (2) that such shareholder is not subject to backup withholding either because (A) such shareholder is exempt from backup withholding, or (B) such shareholder has not been notified by the IRS that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified such shareholder that such shareholder is no longer subject to backup withholding and (3) such shareholder is a U.S. Person (including a U.S. resident alien).
     The shareholder is required to give the Exchange Agent the social security number or employer identification number of the record holder of the shares of IRGB common stock tendered with any Letter of Transmittal. If the shares of IRGB common stock are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 that are attached to these Instructions for additional guidance concerning which number to report. If the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold the applicable withholding rate of all cash payments to such shareholder until a TIN is provided to the Exchange Agent.
     Each IRGB shareholder should consult his or her own accountant or tax advisor for further guidance in completing the Substitute Form W-9.
     20. Lost, Destroyed, or Stolen Certificate(s). If any certificate(s) representing shares of IRGB common stock has(ve) been lost, destroyed, or stolen, the owner of such certificate(s) should check the box on the face of the Letter of Transmittal indicating that the certificate(s) is(are) lost, complete the Affidavit For Lost Stock Certificate(s) on the Letter of Transmittal and return it to the transfer agent along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the stock (Minimum $25.00) and with any certificate(s) of IRGB common stock in possession. If the bond premium exceeds $1,500 the owner of such IRGB common stock must contact Registrar and Transfer Company at 1-800-368-5948. A Letter of Transmittal cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.
     21. Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1-800-368-5948, or via email to info@rtco.com.

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK
OF
IRON AND GLASS BANCORP, INC.
     This form, or a facsimile hereof, must be used in connection with your election if:
(a)	the certificates for your shares of common stock of Iron and Glass Bancorp, Inc. are not immediately available;

(b)	time will not permit the Letter of Transmittal and Form of Election (“Letter of Transmittal”) and other required documents to be delivered to the Exchange Agent on or before 5:00 p.m., Eastern Time, on July 30, 2008 (the “Election Deadline”); or

(c)	the procedures for book-entry transfer cannot be completed on a timely basis.
     This form may be delivered by hand, mail or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent along with a properly completed Letter of Transmittal on or before the Election Deadline.
The Exchange Agent is:
REGISTRAR AND TRANSFER COMPANY
Facsimile Number: (908) 497-2311
Confirm by Telephone: (800) 525-7686 ext. 2554
For Account Information Call: (800) 368-5948
By Mail or Overnight Delivery:
Registrar and Transfer Company
Attn: Reorg/Exchange Dept.
10 Commerce Drive
Cranford, New Jersey 07016

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.
Ladies and Gentlemen:
     The undersigned hereby surrenders to Registrar and Transfer Company, the Exchange Agent, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the number of shares of common stock of Iron and Glass Bancorp, Inc. set forth on the reverse side pursuant to the guaranteed delivery procedures outlined in the section of the Proxy Statement/Prospectus entitled “Election Procedure.”

Number of Shares to be Surrendered:

Certificate Nos. (if available):

☐ Check box if shares will be surrendered by book-entry transfer.
DTC Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number: ( )

Social Security Number:	- -	or Tax identification number:

Dated:

Signature(s)

GUARANTEE
     The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with any other required document, within three business days after the Election Deadline.

Name of Firm:

(authorized signature)

Address:

City	State	Zip Code

Area Code and Tel. No.:	Dated: , 2008

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Letter of Transmittal. Certificates should be sent to the address on the front of this form, and must be received by Exchange Agent no later than three business days after the Election Deadline.

F.N.B. Corporation/Iron and Glass Bancorp, Inc.
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
General Instructions
Section references are to the Internal Revenue Code unless otherwise noted.
Purpose of Form
A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.
     Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
     1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued).
     2. Certify that you are not subject to backup withholding, or
     3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.
Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.
Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:
•	An individual who is a U.S. citizen or U.S. resident alien,

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

•	An estate (other than a foreign estate), or

•	A domestic trust (as defined in Regulations section 301, 7701-7),
Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.
     The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:
•	The U.S. owner of a disregarded entity and not the entity,

•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.
Foreign person. if you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515. Withholding of Tax on Nonresident Aliens and Foreign Entities).
Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.
     If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:
     1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
     2. The treaty article addressing the income.
     3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
     4. The type and amount of income that qualifies for the exemption from tax.
     5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.
Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.
     If you are a nonresident alien or a foreign entity not subject to backup withholding give the requester the appropriate completed Form W-8.
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
     You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:
     1. You do not furnish your TIN to the requester,
Cat No. 10231X
Form W-9
(Rev. October 2007)
Department of the Treasury
Internal Revenue Service

Form W-9 (Rev. 10-2007)	Page 2
     2. You do not certify your TIN when required (see the Part II instructions on page 3 for details).
     3. The IRS tells the requester that you furnished an incorrect TIN.
     4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
     5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
     Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.
     Also see Special rules regarding partnerships on page 1.
Penalties
Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
Specific Instructions
Name
If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
     If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.
Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.
     For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.
     For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.
Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.
Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).
Exempt Payee
If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.
Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
     The following payees are exempt from backup withholding:
     1. An organization exempt from tax under section 501 (a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
     2. The United States or any of its agencies or instrumentalities.
     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or
     5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:
     6. A corporation.
     7. A foreign central bank of issue.
     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
     9. A futures commission merchant registered with the Commodity Futures Trading Commission.
     10. A real estate investment trust.
     11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
     12. A common trust fund operated by a bank under section 584(a).
     13. A financial institution.
     14. A middleman known in the investment community as a nominee or custodian, or
     15. A trust exempt from tax under section 664 or described in section 4947.

Form W-9 (Rev. 10-2007)	Page 3
     The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for	THEN the payment is exempt for

Interest and dividend payments	All exempt payees except for 9

Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5

Payments over $600 required	Generally, exempt payees 1 through 7[2]
to be reported and direct sales over $5,000[1]

1 See Form 1000-MISC. Miscellaneous Income, and its instructions.
2 However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1000-MISC are not exempt from backup withholding: medical and health care payments, attorney fees and payments for services paid by a federal executive agency.
Part I. Taxpayer Identification
Number (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.
     If you are a sole proprietor and you have an ElN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.
     If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.
Note. See the chart on page 4 for further clarification of name and TIN combinations.
How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).
     If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.
Part II. Certification
To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.
     For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.
Signature requirements. Complete the certification as indicated in 1 through 5 below.
     1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
     2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
     3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
     4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
     5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA. Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 10-2007)	Page 4
What Name and Number To Give the Requester

For this type of account:			Give name and SSN of:
1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account, if combined funds, the first
3.	Custodian account of a minor (Uniform Gift to Minors Act)		individual on the account [1] The minor[2]
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual		The owner[2]

For this type of account:		Give name and EIN of:
6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, state, or pension trust	Legal entity[4]
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a Joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (If you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

[4]	List first and circle the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.
Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
Secure Your Tax Records from Identity Theft
Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.
          To reduce your risk:
•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.
     Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.
          Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.
Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.
          The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.
          If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).
          Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.
Privacy Act Notice
Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.
          You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

F.N.B. Corporation/Iron and Glass Bancorp, Inc.
Frequently Asked Questions About Letters of Transmittal
1. What is a Letter of Transmittal and Form of Election?
A Letter of Transmittal and Form of Election is a form generally used for an exchange of stock and/or a cash payment depending on which election option is chosen by the shareholder.
2.	Why did I receive it?
Iron and Glass Bancorp, Inc. (“IRGB”), in which you own stock, will merge into F.N.B. Corporation (“F.N.B.”) upon obtaining the requisite regulatory approvals and approval of the IRGB shareholders. You have been sent this form to complete and return along with your certificates to effect the exchange of the stock you hold. As applicable, you will be sent shares of the new company and cash.
3.	What do I have to fill out?
The basic parts of the Letter of Transmittal and Form of Election to be filled out are:
•	Listing of certificate numbers and number of shares being returned

•	Choosing your proper election option

•	The signature(s) of the registered holder(s)
(Please be sure to sign your name(s) exactly as it/they appear in the registration on your certificate)
•	Date

•	Your phone number
Also, you must complete the Substitute Form W-9 or you may be subject to backup withholding tax.
If there is a change in the registration and you are not sure how to proceed, please call Registrar and Transfer’s Investor Relations Department at 1-800-368-5948 for instructions.
4.	What is the Substitute Form W-9 and why do I have to fill it out?
The Substitute Form W-9 is used to certify your Social Security number and is required by the IRS. If it is not completed, the IRS will require that Registrar and Transfer Company deduct withholding tax at the applicable rate from whatever monies are due you. You should fill in the spaces provided for name, address and Social Security number, and then sign and date the form. Only one Social Security number and signature is needed in the case of joint accounts.

5.	If I send in my certificates, I have no proof I owned these stocks. If something happens, then what?
We recommend you make copies of your certificate(s) and completed Letter of Transmittal and Form of Election. We also recommend sending them registered mail, return receipt requested, and insured for 1.5% of the market value (Minimum $25.00). This is the amount that it commonly costs to replace a lost certificate(s). The address to which the certificate(s) and completed Letter of Transmittal and Form of Election should be sent is as follows:
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Attn: Reorg/Exchange Dept.
6.	What happens if my certificate(s) is lost, stolen, destroyed or not accessible to me?
If you have lost your certificate(s), you should indicate on the face of the Letter of Transmittal and Form of Election that the certificate(s) is(are) lost, complete the section called AFFIDAVIT FOR LOST STOCK CERTIFICATE(S) and return it to us along with a check to cover the lost stock certificate bond premium of 1.5% of the value of the stock (Minimum $25.00). If the premium exceeds $1,500.00 please contact Registrar and Transfer’s Investor Relations Department.
If you cannot mail your certificate(s) at this time because you are at a seasonal address, you should make arrangements to retrieve it and mail it to us with the completed Letter of Transmittal. This needs to be done before the Election Deadline of July 30, 2008 in order to receive your election option.
7.	What happens if I decide not to fill out the Letter of Transmittal and Form of Election and return it with my certificate(s) by the specified deadline?
If you do not send in your certificates for the exchange, you may lose voting rights and any dividends or stock splits that are declared. You will also be holding certificates in a company that does not exist anymore and, depending on the escheatment laws of your state, your shares may eventually be considered abandoned property and turned over to the state. Furthermore, if you do not make your stock election and turn in your IRGB shares to the Exchange Agent by July 30, 2008, your shares will be deemed undesignated. This means at the time of the close of the Merger, you will receive the merger consideration for undesignated shares as described in the Merger Agreement.
8.	What will happen to my shares should I decide to enroll in the F.N.B. DRSP Plan?
If you check the corresponding box on the Letter of Transmittal and Form of Election choosing to enroll in the DSRP Plan, future dividends will be reinvested as Full Dividend Reinvestment. Should you choose to participate in Partial Dividend Reinvestment, you may do so after your conversion is complete. If you choose to do this, please contact Registrar and Transfer’s Investor Relations Department at 1-800-368-5948 after your exchange.
9.	I would prefer to sell my shares now, instead of going through with the exchange.
You may choose to sell your shares up until closing date. After closing, any F.N.B. certificates received can be taken to a stock broker in order to sell the shares of F.N.B. common stock.
10.	Will I be provided with any information relative to the cost basis of my IRGB common stock that is being exchanged?
It is important that you retain any tax or other basis information that you currently have relative to the cost basis of your IRGB common stock. We are not able to provide this information.

11.	What are the tax consequences relative to the exchange of my IRGB shares for F.N.B. shares?
Please refer to the Proxy Statement/Prospectus dated                       , 2008 for a summary of material U.S. federal income tax consequences relating to the exchange. Each IRGB shareholder should consult his or her own tax advisor as to the tax consequences of the Merger to such shareholder under federal, state, local, or other applicable law.
12.	Where is F.N.B. common stock listed?
F.N.B. Corporation common stock is listed on the New York Stock Exchange under the symbol “FNB.”
13.	Where can I call if I have more questions?
Please call Registrar and Transfer’s Investor Relations Department at 1-800-368-5948 during the hours of 8:00 a.m. to 7:00 p.m. Eastern Time for further assistance or e-mail us at info@rtco.com.